UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 26, 2015

U.S. Rare Earths, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-31199	87-0638338
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5600 Tennyson Parkway Suite 240 Plano, Texas	75024
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (972) 294-7116

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On May 26, 2015, U.S. Rare Earths, Inc. (the “Company”) issued a convertible promissory note (the “Note”) to an accredited investor in the principal amount of $285,000 for a purchase price of $200,000.

The Note matures six months from the date of issuance and shall not bear interest other than in the event of default. The Note may be converted into shares of the Company’s common stock at any time following an event of default at a conversion price equal to a 20% discount of the average of the three lowest closing bid prices in the twenty trading days immediately preceding the conversion except that an additional discount of up to 15% shall apply in the case of certain defaults. The Note may be prepaid at premiums to the outstanding principal during the term of the Note.

The Note includes customary default provisions related to payment of principal and interest and bankruptcy or creditor assignment.  In addition, it shall constitute an event of default under the Note if the Company is delinquent in its filings with the Securities and Exchange Commission, the Company ceases to be quoted on the OTCQB, the Company’s common stock is not DWAC eligible, or the Company fails to maintain a share reserve as required under the Note. In an event of default, the Note may become immediately due and payable at premiums to the outstanding principal and shall bear interest at the rate of 22% per annum. The Note also provides that if shares issuable upon conversion of the Note are not timely delivered in accordance with the terms of the Note then the Company shall be subject to certain cash penalties that increase proportionally to the duration of the delinquency up to a certain capped amount.

The foregoing is a summary of certain terms set forth in the Note. This summary does not purport to be complete and is qualified in its entirety by reference to the full text of the Note, which will be filed as an exhibit to the Company’s Form 10-Q for the three months ending June 30, 2015.

The securities above were offered and sold pursuant to an exemption from the registration requirements under Section 4(a)(2) of the Securities Act of 1933, as amended, and Rule 506 of Regulation D promulgated thereunder since, among other things, the transactions did not involve a public offering and the securities were acquired for investment purposes only and not with a view to or for sale in connection with any distribution thereof.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 is incorporated by reference into this Item 2.03.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 is incorporated by reference into this Item 3.02.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

U.S. Rare Earths, Inc.

	By:	/s/ Kevin Cassidy
Kevin M. Cassidy,
Chief Executive Officer

Dated: June 1, 2015